Exhibit 99.1

KEYSPAN
                                                                  NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                       For Immediate Release


Contacts:      Investors                                   Media Relations
               George Laskaris                             Ed Yutkowitz
               718.403.2526                                718.403.2523


                         KeySpan Announces 2005 Guidance
                         -------------------------------

        Targets 9-10% Total Shareholder Return with 4-5% Earnings Growth

                        Reaffirms 2004 Earnings Guidance


Brooklyn, New York, December 6, 2004 - KeySpan Corporation (NYSE: KSE) announced today that it forecasts 2005 earnings in the range of $2.30 to $2.40 per share, primarily driven by continued strong contributions from its gas and electric businesses. This is an increase of 4% to 5% over projected 2004 earnings from core operations, excluding 2004 special items and including the impact of the MEDS conversion to equity in May 2005.

The Company also reaffirmed its prior forecast for 2004 consolidated earnings of $2.55 to $2.75 per share, excluding all special items noted in the table at the end of this press release. This guidance includes earnings from continuing core operations of $2.20 to $2.30 per share, as well as $0.35 to $0.45 per share from its now divested investment in The Houston Exploration Company.

"KeySpan is on track for sustainable growth. We have successfully executed on the sales of our non-core assets, generating proceeds of over $1.7 billion. In the Northeast markets we are well-positioned for growth in our gas and electric businesses," said Robert B. Catell, Chairman and Chief Executive Officer. "Our 2005 earnings guidance reflects growth of 4% to 5%, supported by our strong financial condition, the organic growth of our gas business, and the contribution of our new 250 MW Ravenswood generation expansion in our electric business. Our growth will continue to be efficient, as we remain focused on investment opportunities, as well as expense management."

Business Drivers

The Gas Distribution business continues to add gas conversions and new customers across all its gas distribution territories, and is expected to add an optimal gross profit margin level of $47 million in 2005. The low saturation level of natural gas in its service areas allows for significant organic growth opportunities. The Company expects to further enhance profitability by reducing both its capital and operating expenditures.

The Electric Services business is expected to continue to provide a solid earnings contribution from its contractual and load pocket operations in the New York City and Long Island regions. The Company added to its asset portfolio a 250 MW generating plant located at the existing Ravenswood facility in the second quarter of 2004.

As previously announced, the Company is conducting a strategic review of its Energy Services segment. In accordance with that, the Company has decided to retain the Home Energy Services division, which complements KeySpan's core gas distribution business. The Company also decided to monetize the mechanical contracting businesses within the Business Solutions division. It continues to evaluate the Professional Services business.

In addition, the Company has effectively completed its commitment to monetize its non-core assets by selling out of its ownership interest in KeySpan Canada through an income trust. This divestiture is reflected in the lower 2005 guidance for the Energy Investments segment, which now primarily consists of gas pipeline, storage, and LNG assets to support the core gas business in the Northeast. This segment also includes the Seneca Upshur subsidiary, which owns oil and gas production assets in West Virginia and Pennsylvania and was acquired from The Houston Exploration Company this year.


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


Financial Update

The Company has increased its annual dividend to $1.82 per share, starting in February 2005. The current dividend of $1.78 per share provides a yield of approximately 4.5%.

Maintenance capital expenditures in 2005 are projected to be approximately $425 million, essentially level with estimated 2004 levels.

Also, the Company's total debt to total capitalization ratio, as calculated under the Company's credit facility, is projected to be approximately 50% at year-end 2004, which is an improvement of over 800 basis points from 58.3% at year-end 2003. From a GAAP perspective, the total debt to total capitalization ratio is projected to decrease from 62.0% at year-end 2003 to approximately 54% at the end of 2004.

Proceeds to KeySpan of approximately $1.7 billion from non-core asset transactions, including KeySpan Canada and The Houston Exploration Company, generated gains of over $300 million, and will be used to reduce debt levels and fund future investments. These investments would include projects such as the Islander East and Millennium pipelines, our Providence LNG plant expansion, gas storage, generation, and other strategic assets in the Northeast.

"KeySpan enjoys a strong financial position, from an earnings, balance sheet and liquidity perspective," Mr. Catell concluded. "This position supports our dividend with its sustainable and stable yield, which combined with KeySpan's earnings growth, should result in a solid return of 9-10% to our shareholders."

Company Presentation and Webcast

KeySpan's management team will conduct presentations on Monday, December 6, 2004 in New York City, and on Tuesday, December 7, 2004 in Boston. The presentation is posted on KeySpan's Investor Relations Website at http://investor.keyspanenergy.com.
----------------------------------

In addition, investors are also invited to participate in a live Webcast of the presentation: Monday, December 6, 2004 12:30 p.m. (EST) KeySpan's website: http://investor.keyspanenergy.com
---------------------------------


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


The following are the key assumptions employed in developing KeySpan's 2005 forecast:

     Gas

o    $47 Million in new gas Gross Profit Margin added

o $5 Million increase for Performance Based Rate adjustment in Boston rate case

o $8 Million increase for Pension adjustment in Boston rate case o $10 Million reduction in gas growth capital expenditures o Normal winter weather

     Electric

o    $20 to $25 per megawatt-hour average Ravenswood peak spark spread

o    $90 to $100 per kilowatt-year average Ravenswood capacity payment

o    Full year of commercial operation for the 250 MW expansion at Ravenswood

o    Operating income from LIPA contracts - similar to 2004 level

o    Normal summer weather

     Corporate

o    Operations & Maintenance expenses - similar to 2004 level

o    Range of 4% - 5% for average short-term interest rates

o    Equity issuance of $460 M in May due to MEDS conversion



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



2005 Guidance
---------------------------------------------------------------------------------------------------------------------
Operating Income                                                         ($ millions except per share amounts)
---------------------------------------------------------------------------------------------------------------------
Gas Distribution                                                                      $590 - $610
---------------------------------------------------------------------------------------------------------------------
Electric Services                                                                     $270 - $290
---------------------------------------------------------------------------------------------------------------------
Energy Services                                                                        Breakeven
---------------------------------------------------------------------------------------------------------------------
Energy Investments
---------------------------------------------------------------------------------------------------------------------
      Exploration & Production                                                            N/A
---------------------------------------------------------------------------------------------------------------------
      Other Energy Investments                                                         $10 - $15
---------------------------------------------------------------------------------------------------------------------
Other / Reconciliations                                                                 $0 - $20
---------------------------------------------------------------------------------------------------------------------
Total Operating Income                                                                $870 - $935
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Other Income & Deductions                                                              $15 - $25
---------------------------------------------------------------------------------------------------------------------
Interest                                                                            ($250) - ($270)
---------------------------------------------------------------------------------------------------------------------
Taxes                                                                               ($250) - ($270)
---------------------------------------------------------------------------------------------------------------------
Preferred Dividends                                                                       ($6)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Consolidated Earnings (from Continuing Operations)                                    $390 - $405
---------------------------------------------------------------------------------------------------------------------
Average Shares Outstanding (millions)                                                     169
---------------------------------------------------------------------------------------------------------------------
Earnings Per Share (from Continuing Operations)                                      $2.30 - $2.40
---------------------------------------------------------------------------------------------------------------------
Notes:   Does not foot due to rounding and ranges


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



Below is a description of the special items for 2004 through the third quarter and their impact on consolidated earnings.

---------------------------------------------- -------------------------- --------------------------------
Special Items                                         (millions)                Earnings per share
---------------------------------------------- -------------------------- --------------------------------
Goodwill Impairment Charge in Energy Services           $(90.4)                       $(0.56)
---------------------------------------------- -------------------------- --------------------------------
Debt Redemption Premiums                                $(29.3)                       $(0.18)
---------------------------------------------- -------------------------- --------------------------------
Transfer of THX                                         $150.1                         $0.94
---------------------------------------------- -------------------------- --------------------------------
Deferred Tax Provision on Remaining THX                 $(44.1)                       $(0.28)
investment
---------------------------------------------- -------------------------- --------------------------------
Sale of KeySpan Canada                                   $10.1                         $0.06
---------------------------------------------- -------------------------- --------------------------------
Ceiling Test Writedown in E&P                           $(31.1)                       $(0.19)
---------------------------------------------- -------------------------- --------------------------------
Total Year-to-Date (9/30/04)                            $(34.7)                       $(0.21)
---------------------------------------------- -------------------------- --------------------------------
2004 Earnings Guidance (excluding special                  -                       $2.55 - $2.75
items)
---------------------------------------------- -------------------------- --------------------------------
2004 Earnings Guidance (including special                  -                       $2.34 - $2.54
items)
---------------------------------------------- -------------------------- --------------------------------
Does not foot due to rounding


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


A member of Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,650 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage, and owns minority interest in natural gas exploration and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.



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